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                                                                     EXHIBIT 8.1

                                                                  Reed Smith LLP
                                                          2500 One Liberty Place
                                                              1650 Market Street
                                                     Philadelphia, PA 19103-7301
                                                                    215.851.8100
                                                                Fax 215.851.1420

__________, 2004

Corporate Property Associates 16 - Global Incorporated
50 Rockefeller Plaza
New York, New York  10020

Ladies and Gentlemen:

      You have requested our opinions with respect to certain Federal income tax matters in connection with the proposed offering (the "Offering") of 120,000,000 shares of common stock (the "Shares") of Corporate Property Associates 16 - Global Incorporated, a Maryland corporation (the "Company"), as a more fully described in the registration statement on Form S-11, (the "Registration Statement"), and the prospectus included therein ("the "Prospectus"), filed by the Company with the Securities and Exchange Commission. All terms used herein have the respective meanings set forth in the Prospectus.

      We have acted as counsel to the Company with respect to the Offering of its shares of common stock (the "Shares"). This letter is for delivery in connection with the proposed Offering of Shares made by the Prospectus and is intended to confirm as of the date hereof certain opinions described in the "United States Federal Income Tax Considerations" section of the Prospectus. This letter and the opinions expressed or confirmed herein are for delivery to the Company and may be relied upon only by it and those Shareholders who acquire their Shares on or before termination of the sale of Shares under the Registration Statement.

      In rendering our opinions, we have reviewed and relied upon the Registration Statement and exhibits to the Registration Statement, including the Articles of Incorporation and Bylaws, each as amended. In addition, we have relied upon the letter from the Carey Asset Management Corp. ("Advisor") and the Company to this firm, dated _________, 2004 representing the truth and accuracy of the representations attributed to them in the Prospectus, we have had discussions with executive personnel of the Advisor, and we have examined and relied upon such records, documents, certificates, instructions, resolutions, and other matters which, in our judgment, were necessary in order to enable us to render the opinions herein set forth.

      Based on and subject to the foregoing, we are of the opinion that under Federal income tax laws as of the date hereof:

       LONDON - NEW YORK - LOS ANGELES - SAN FRANCISCO - WASHINGTON, D.C. PHILADELPHIA - PITTSBURGH - OAKLAND - PRINCETON - FALLS CHURCH - WILMINGTON
 NEWARK - MIDLANDS, U.K. - CENTURY CITY - RICHMOND - LEESBURG - WESTLAKE VILLAGE

                            r e e d s m i t h . c o m

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Corporate Property Associates 16 - Global Incorporated                Reed Smith
_______, 2004
Page 2

      (1) Assuming that the Company: (a) operates in the manner described in the Registration Statement, (b) operates in accordance with the representations therein, and (c) will have at least 100 Shareholders and will not be closely held, its method of operation permits it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the "Code");

      (2) The section of the Registration Statement entitled "United States Federal Income Tax Considerations" accurately reflects, in the aggregate, the state of Federal income tax law and addresses, in relation to the facts, the material Federal income tax issues with respect to which there exists a reasonable likelihood of challenge by the Internal Revenue Service (the "IRS"); and

      (3) Under Revenue Ruling 66-106, 1966-1 C. B. 151, distributions by the Company will not be unrelated business taxable income, known as UBTI, to a shareholder that is a tax-exempt entity (such as a pension plan, IRA, charitable remainder trust) that is required to account for UBTI even if we own debt financed property as that term is defined in the Code, provided that:

            (a) such shareholder does not incur any "acquisition indebtedness" with respect to its shares; and

            (b) the Company is not a pension held REIT as defined by the Code.

      With respect to our opinion contained in paragraph (1) above, you should note that actual qualification of the Company as a REIT will depend upon the Company's ability, through its actual operations, to meet the various qualification tests imposed by the Code and that no prediction as to those actual operating results is implied by our opinion. You should also be aware that our opinion relates only to matters of Federal income tax law. While there are a variety of state and local tax laws which could apply to the Company and/or its Shareholders, our opinion does not purport to address the effect of any such laws.

      Our opinions and the analysis set forth above are based upon the existing provisions of the Code, regulations promulgated thereunder, existing published revenue rulings, procedures and releases issued by the IRS and relevant judicial decisions, any of which could be changed at any time. Any such changes may be retroactive with respect to transactions entered into prior to the date of such changes and, therefore, could require a modification of our opinions. You should also note that Congress from time to time has directed its attention toward reforming Subchapter C of the Code, which includes the framework for all corporations. It is possible that any legislative proposals will address the taxation of certain corporations, such as REITs and regulated investment companies, which are treated differently under the Code from regular corporations.

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Corporate Property Associates 16 - Global Incorporated                Reed Smith
_______, 2004
Page 3

      We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the references to Reed Smith LLP in the Registration Statement and in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       REED SMITH LLP

MBP/RGD//LNH